Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statements (Form S-3 Nos. 333-106140, 333-74578, 333-69501, and 333-108141, and Form S-3 ASR No. 333-144339) of RF Micro Devices, Inc.,

(2)	Registration Statement (Form S-4 No. 333-146027) of RF Micro Devices, Inc., and

(3)
Registration Statements (Form S-8 Nos. 333-183356, 333-183354, 333-168660, 333-168659, 333-161126, 333-155524, 333-136250, 333-136251, 333-136252, 333-127300, 333-107805, 333-93095, 333-31037 and 333-147432) pertaining to the various equity incentive and employee benefit plans of RF Micro Devices, Inc.;

of our reports dated May 21, 2014, with respect to the consolidated financial statements and schedule of RF Micro Devices, Inc. and Subsidiaries and the effectiveness of internal control over financial reporting of RF Micro Devices, Inc. and Subsidiaries included in this Annual Report (Form 10-K) of RF Micro Devices, Inc. for the year ended March 29, 2014.

/s/ Ernst & Young LLP

Charlotte, North Carolina
May 21, 2014